Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts previously filed Registration Statements on Form S-8 (File Nos. 333-73461, 333-75857, 333-75859, 333-75947, 333-84203), Post Effective Amendment No. 1 on Form S-8 (File No. 333-85773) and Form S-3 (File No. 333-91197).

ARTHUR ANDERSEN LLP

New York, New York

March 28, 2001